Exhibit 99.1

[XL Capital Logo Omitted]


                                                     XL Capital Ltd
                                                     XL House
                                                     One Bermudiana Road
                                                     P. O. Box HM 2245
                                                     Hamilton HM JX
                                                     Bermuda

                                                     Phone:  (441) 292-8515
                                                     Fax:    (441) 292-5280

Press Release


Contact:     David Radulski              Roger R. Scotton
             Investor Relations          Media Relations
             (441) 294-7460              (441) 294-7165


          XL CAPITAL LTD ANNOUNCES RECEIPT OF FINAL INDEPENDENT ACTUARY
                    REPORT REGARDING WINTERTHUR INTERNATIONAL

Hamilton, Bermuda -- December 6, 2005: XL Capital Ltd (NYSE: XL) (the "Company") announced today that the previously announced draft report of the Independent Actuary appointed in connection with the Company's acquisition of Winterthur International from Winterthur Swiss Insurance Company has become final and the Company expects to record the previously announced charge.

                                      # # #

XL Capital Ltd, through its operating subsidiaries, is a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis. As of September 30, 2005, XL Capital Ltd had consolidated assets of approximately $54.9 billion and consolidated shareholders' equity of approximately $7.0 billion. More information about XL Capital Ltd is available at www.xlcapital.com.